Exhibit 5.2.3

ATTORNEYS AT LAW

One Atlantic Center

1201 West Peachtree Street | Suite 3000

Atlanta, Georgia  30309-3455

404.815.3400 | fax 404.815-3415

www.carltonfields.com

Atlanta

Miami

New York

Orlando

St. Petersburg

Tallahassee

Tampa

West Palm Beach

Lawrence M. Gold

Shareholder

(404) 815-3396  (Direct)

lmgold@carltonfields.com

June 21, 2013

The McClatchy Company

2100 Q Street,

Sacramento, California 95816

Re:                             Local Counsel Opinion for Exchange Guarantees for up to $910,000,000 9.00% Exchange Notes due 2022

Ladies and Gentlemen:

We have acted as local counsel to Columbus Ledger-Enquirer, Inc., a Georgia corporation (“Columbus”), and Macon Telegraph Publishing Company, Inc., a Georgia corporation (“Macon”) (each of Macon and Columbus a “Subsidiary Guarantor” and together the “Subsidiary Guarantors”), in connection with certain limited matters relating to the filing by The McClatchy Company, a Delaware corporation (the “Company”) the Subsidiary Guarantors, and the other subsidiary guarantors named in Schedule I hereto (the “Other Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  You have advised us that pursuant to the Registration Statement, the Company is registering (a) an aggregate of up to $910,000,000 in principal amount of its 9.00% Senior Secured Notes due 2022 (the “Exchange Notes”) to be issued in exchange (the “Exchange Offer”) for a like principal amount of the Company’s outstanding 9.00% Senior Secured Notes due 2022 (the “Outstanding Notes”) upon the terms set forth in the Registration Statement and (b) guarantees by each of the Subsidiary Guarantors, and the Other Subsidiary Guarantors of the Exchange Notes pursuant to the Exchange Offer (the “Exchange Guarantees”).  The Exchange Notes and the Exchange Guarantees to be issued pursuant to the Exchange Offer are collectively referred to herein as the “Securities.”  The Securities will be issued, pursuant to an Indenture, dated as of December 18, 2012 (the “Indenture”), among the Company, the Subsidiary Guarantors, and the Other Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

June 21 2013

In rendering the opinions expressed below, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:  (a) the Registration Statement, in the form filed with the Commission on June 21, 2013; (b) the Registration Rights Agreement, dated as December 18, 2012, by and among the Company, the Subsidiary Guarantors, the Other Subsidiary Guarantors, and the initial purchasers listed therein; (c) the Indenture; (d) specimens of the forms representing the Exchange Guarantees, included as exhibits to the Indenture, (e) Certificate of an officer of Columbus (the “Columbus Certificate”), (f) Certificate of an officer of Macon (the “Macon Certificate”), (g) the resolutions of the boards of directors of the Subsidiary Guarantors, dated November 30, 2012, authorizing the actions and/or transactions set forth in the Transaction Documents (as defined below) (h) Articles of Incorporation of each of the Subsidiary Guarantors, as amended, certified by the Secretary of State of the State of Georgia (the “Georgia Secretary”), (i) Certificates of Good Standing for each of the Subsidiary Guarantors, each dated June 10, 2013, issued by the Georgia Secretary, and (j) the bylaws of the each of the Subsidiary Guarantors, as amended through the date hereof.  We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.  In connection with our limited review we have assumed without independent verification the accuracy and completeness of all of the information, representations and warranties contained in the corporate records, documents, instruments and certificates reviewed by us, the statements and representations of the officers of the Subsidiary Guarantors in the Macon Certificate and the Columbus Certificate as they relate to any facts  material to the opinions expressed below.  Our opinions are conditioned upon, among other things, the initial and continuing accuracy of the facts, information and representations set forth in the documents referenced above.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), promulgated under the Securities Act, in connection with the Registration Statement.

The documents referred to in paragraphs (a) through (d) above are sometimes referred to herein collectively as the “Transaction Documents”.  All capitalized terms used in this Opinion and not expressly defined herein shall have the meanings assigned to such terms in the Registration Statement.

In our examination you have authorized us to assume, and we therefore have assumed without independent verification, the genuineness of all signatures on all documents; the legal capacity of all natural persons executing such documents (other than the Subsidiary Guarantors); the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all copies submitted to us as certified, conformed or photostatic (including telecopies and electronic files).

June 21 2013

Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Subsidiary Guarantors or the rendering of the opinions or statements set forth below.

The opinions set forth herein are based upon and are limited to the laws of the State of Georgia and applicable federal law.

Based solely upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.                                      Each Subsidiary Guarantor is a corporation incorporated and validly existing under the laws of the State of Georgia and is in good standing under such laws.

2.                                      Each Subsidiary Guarantor has the corporate power to: (a) guarantee the Exchange Notes and (b) execute and deliver the Exchange Guarantees and to carry out and perform its obligations under the terms of the Exchange Guarantees.

3.                                      All corporate action on the part of Columbus, its directors and shareholders necessary for the authorization, execution and delivery of the Exchange Guarantees, and the performance by Columbus of its obligations under the Exchange Guarantees, has been taken.

4.                                      All corporate action on the part of Macon, its directors and shareholders necessary for the authorization, execution and delivery of the Exchange Guarantees, and the performance by Macon of its obligations under the Exchange Guarantees, has been taken.

The opinions hereinafter expressed are subject to the following exceptions, qualifications, limitations and assumptions:

A.                                    The opinions set forth herein are based solely on the laws of the State of Georgia and applicable federal laws in force and effect on the date hereof.  We express no opinion with respect to the effect of laws other than the laws of the State of Georgia or upon the validity and binding effect of the Transaction Documents.

June 21 2013

B.                                    We express no opinion as to the enforceability of any provision of the Transaction Documents, including without limitation, the Exchange Guarantees.

C.                                    We express no opinion as to the enforceability of indemnification and contribution provisions in the Transaction Documents to the extent they may be subject to limitations of public policy and the effect of applicable statutes and rules of law.

D.                                    We express no opinion regarding compliance or noncompliance (or the effect thereof) with any state or federal securities laws or with the anti-fraud provisions of applicable securities laws.

E.                                     Without limiting the generality of the foregoing, we express no opinion as to the applicability of any bankruptcy or insolvency laws or regulations or environmental laws or regulations of the United States or any state or other jurisdiction.

F.                                      Our opinions set forth in paragraph 1 above, as to valid existence and good standing are based solely upon any document, record or instrument necessary to render such opinions, including good standing certificates provided to us by public officials respectively.  With respect to our opinions set forth in paragraphs 2, 3 and 4 above as to matters of fact, we have relied upon the Columbus Certificate and the Macon Certificate provided to us by officers or the secretary of Columbus and Macon respectively and such other documents, records and instruments necessary to render such opinions.

G.                                    In rendering this Opinion, we assume no obligation to revise or supplement this Opinion should the present laws of the jurisdictions mentioned herein be changed by any legislative action, judicial decision or otherwise.

We hereby consent to your filing of this opinion as an Exhibit to the Registration Statement.  By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

CARLTON FIELDS, P.A.

By:	/s/ Lawrence M. Gold
Lawrence M. Gold

Schedule I

Newsprint Ventures, Inc., a California corporation

McClatchy Newspapers, Inc., a Delaware corporation

McClatchy Management Services, Inc., a Delaware corporation

McClatchy U.S.A., Inc., a Delaware corporation

McClatchy Investment Company, a Delaware corporation

Miami Herald Media Company, a Delaware corporation

The Charlotte Observer Publishing Company, a Delaware corporation

Star-Telegram, Inc., a Delaware corporation

Wingate Paper Company, a Delaware corporation

McClatchy Interactive West, a Delaware corporation

Bellingham Herald Publishing, LLC, a Delaware limited liability company

Cypress Media, LLC, a Delaware limited liability company

Idaho Statesman Publishing, LLC, a Delaware limited liability company

Olympian Publishing, LLC, a Delaware limited liability company

San Luis Obispo Tribune, LLC, a Delaware limited liability company

McClatchy Interactive LLC, a Delaware limited liability company

Cypress Media, Inc., a New York corporation

Nor-Tex Publishing, Inc., a Texas corporation

Mail Advertising Corporation, a Texas corporation

Olympic-Cascade Publishing, Inc., a Washington corporation

Tacoma News, Inc., a Washington corporation

Anchorage Daily News, Inc., an Alaska corporation

Pacific Northwest Publishing Company, Inc., a Florida corporation

The Bradenton Herald, Inc., a Florida corporation

Aboard Publishing, Inc., a Florida corporation

Keynoter Publishing Company, Inc., a Florida corporation

Biscayne Bay Publishing, Inc., a Florida corporation

Quad County Publishing, Inc., an Illinois corporation

Keltatim PublishingCompany, Inc., a Kansas corporation

Wichita Eagle and Beacon Publishing Company, Inc., a Kansas corporation

Lexington H-L Services, Inc., a Kentucky corporation

Gulf Publishing Company, Inc., a Mississippi corporation

HLB Newspapers, Inc., a Missouri corporation

Lee’s Summit Journal, Incorporated, a Missouri corporation

Belton Publishing Company, Inc., a Missouri corporation

Cass County Publishing Company, a Missouri corporation

The News and Observer Publishing Company, a North Carolina corporation

Nittany Printing and Publishing Company, a Pennsylvania corporation

East Coast Newspapers, Inc., a South Carolina corporation

The State Media Company, a South Carolina corporation

The Sun Publishing Company, Inc., a South Carolina corporation

Tribune Newsprint Company, a Utah corporation